Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 10, 2022 relating to the financial statements, which appears in the Registration Statement on Form F-3 (No. 333-260974) of ObsEva SA. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-3 (No. 333-260974) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers SA
Geneva, Switzerland
August 3, 2022

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